                                                                   EXHIBIT 10.16


                        COMMON STOCK PURCHASE AGREEMENT


      THIS COMMON STOCK PURCHASE AGREEMENT (the "Agreement") is made as of this 28th day of July, 1999, by and between COLLEGE411.COM, INC., a Delaware corporation (the "Company"), and STRATEGICUS PARTNERS, INC., an Oregon corporation (the "Investor").

                                   RECITALS:
                                   --------

      A. The Company wishes to issue and sell to the Investor one million five hundred thousand (1,500,000) shares (the "Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"); and

      B. The Investor wishes to purchase the Shares on the terms and subject to the conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the premises and mutual covenants, warranties and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1     Purchase and Sale of Common Stock.
      ---------------------------------

1.1       Sale and Issuance of Common Stock. Subject to the terms and conditions
          ---------------------------------
      of this Agreement, the Investor agrees to purchase, and the Company agrees to sell and issue to Investor at the Closing (as defined in Section 1.2), one million five hundred thousand (1,500,000) Shares of Common Stock at the purchase price of six and two-thirds cents (6 2/3 (cent)) per share for an aggregate purchase price of One Hundred Thousand Dollars ($100,000) (the "Purchase Price").

1.2       The Closing. The transactions contemplated by this Agreement shall be
          -----------
      consummated at the closing (the "Closing") which shall take place immediately following fulfillment or waiver, in accordance with this Agreement, of all conditions to the Closing (the "Closing Date"), but in any event no later than July 30, 1999, unless extended by mutual written agreement of the parties. The Closing shall occur on the Closing Date at 10:00 a.m. at Farleigh, Wada & Witt, P.C., 121 S.W. Morrison Street, Suite 600, Portland, Oregon 97204.

1.3       Closing Deliveries.  In connection with and at the time of Closing:
          ------------------

1.3.1          By the Company. The Company shall deliver or cause to be
               --------------
          delivered to the Investor the following:

                    (a) Stock certificates representing the Shares purchased by the Investor;

                    (b) Evidence of the receipt of third-party consents and approvals required to enable the Company to consummate the transaction as contemplated by this Agreement without breaching the representations and warranties set forth in Section 2 of this Agreement;
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                    (c)  A warrant in the form attached hereto as Schedule
1.3.1(c) (the "Warrant Agreement") duly executed by the Company;

                    (e) Good standing certificates from the States of California and Delaware with respect to the Company;

                    (f) A certificate, signed by a duly authorized officer of the Company and dated as of the Closing Date, as described in Section 4.2.1; and

                    (g) A certificate, signed by the Secretary of the Company, certifying the truth and correctness of the Company's respective Certificate of Incorporation, Bylaws, and resolutions of the Board of Directors of the Company approving this Agreement and the consummation of the transactions contemplated hereby.

1.3.2          By the Investor.  The Investor shall deliver or cause to be
               ---------------
delivered to the Company:

                    (a) Cash by wire transfer to the Company in the amount of the Purchase Price;

                    (b)  The Warrant Agreement, duly executed by the Investor;
and

                    (c) A certificate, signed by a duly authorized officer of the Investor, as described in Section 4.1.1.

2     Representations and Warranties of the Company. As a material inducement to
      ---------------------------------------------
      Investor to enter into this Agreement, the Company, after due inquiry and investigation and except as set forth in Schedule 2 (the "Schedule of Exceptions"), makes to the Investor the following representations and warranties as of the date hereof and as of the Closing Date:

2.1       Organization of the Company. The Company (a) is a corporation duly
          ---------------------------
      organized, validly existing and in good standing under the laws of the State of Delaware; (b) is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except where failure to so qualify would not have a material adverse effect upon the Company's business, its properties or its financial condition; and (c) has all necessary corporate power and authority to carry on its business as it is now being conducted and to own or lease and operate its properties and assets.

2.2       No Subsidiaries. The Company does not, directly or indirectly, own or
          ---------------
      control any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business organization, trust or other entity.

2.3       Capitalization.
          --------------

               (a) The authorized capital stock of the Company consists of fifteen million (15,000,000) shares of Common Stock.

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               (b)  As of the date of this Agreement, the total number of shares of Common Stock currently issued and outstanding is nine million two hundred fifty thousand (9,250,000). All such issued shares were validly issued, are fully paid and nonassessable and have been issued in accordance with all applicable federal and state securities laws.

               (c) The Company has granted options to purchase eight hundred sixty-two thousand five hundred (862,500) shares of Common Stock pursuant to its 1999 Stock Plan (the "Stock Plan") out of the two million (2,000,000) shares of the Common Stock reserved for issuance under such Stock Plan. None of the holders of such options has exercised any of such options.

               (d) Except as set forth above, as set forth in the Schedule of Exceptions, and as provided in the Company's Certificate of Incorporation and pursuant to the transactions contemplated by this Agreement, there are not, on the date hereof, authorized, outstanding, or contemplated any subscriptions, options, conversion rights, warrants, or other agreements, securities or commitments obligating the Company to issue, deliver, or sell, or cause to be issued, delivered, or sold, any shares of capital stock of the Company, or any securities convertible into or exchangeable for shares of capital stock of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment.

               (e) The Company is not a party or subject to any other agreement or understanding and, to the best of the knowledge of the Company, there is no agreement or understanding that affects or relates to the voting, transfer or giving of written consents with respect to any capital stock of the Company.

               (f) The Shares, when issued, sold and delivered in accordance with the terms hereof for the Purchase Price, will be duly and validly issued, fully paid and nonassessable and free of any liens or encumbrances, except for restrictions under applicable federal and state securities laws.

2.4       Minute and Stock Transfer Books. The minute books of the Company are
          -------------------------------
      correct (including signatures), complete and current in all material respects and fairly reflect the corporate actions of the Board of Directors and shareholders of the Company. The stock transfer books of the Company are correct (including signatures), complete and current. True and accurate copies of the Company's Certificate of Incorporation, all amendments thereto, and the Company's Bylaws as presently in effect have been delivered to legal counsel to the Investor by the Company or the Company's legal counsel.

2.5       Authorization and Approvals. This Agreement is the legal, valid and
          ---------------------------
      binding obligation of the Company enforceable in accordance with its terms, except as such enforceability may be affected by bankruptcy, insolvency or similar laws affecting the rights of creditors and relief of debtors and the exercise of judicial discretion in accordance with general equitable principles. No further approvals or consents by, or filing with, any federal, state, municipal, foreign or other court or governmental or administrative body or agency or any other third party is required in connection with the execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated hereby.

2.6       No Violations. Neither the execution and delivery of this Agreement,
          -------------
      nor the consummation of the transactions contemplated hereby, will (a) violate any provision of the Certificate of Incorporation or Bylaws of the Company, (b) violate, or be in conflict with, or constitute a default (or other event which, with the giving of notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material lease, license, promissory note, contract, agreement, mortgage, deed of trust or other instrument or document to which the Company is a party or by which the Company or any of their respective material properties or assets may be bound, or (c) violate any material order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority applicable to the Company or any of its respective material properties or assets.

2.7       Taxes. The Company has not filed any federal, state, local and foreign
          -----
      franchise, income, sales, gross receipts or other tax returns and statements.

2.8       Transactions With Affiliates. None of the Principal Shareholders,
          ----------------------------
      directors, officers or employees of the Company, nor any of their respective Affiliates, has any interest, directly or indirectly, in any lease, lien, contract (except stock purchase agreements (in the case of certain employees), consulting agreements (in the case of consultants); employment, confidential information, and invention assignment agreements (in the case of employees); stock option agreements (in the case of certain consultants and employees); and indemnification agreements (in the case of directors)), license, encumbrance, loan or other agreement to which the Company is a party, any interest in any properties or assets of the Company or any interest in any competitor, supplier or customer of the Company. The Company is not indebted, directly or indirectly, to any of its Principal Shareholders, directors, officers or employees, or their respective Affiliates, and none of such Principal Shareholders, directors, officers or employees, nor any of their respective Affiliates, is indebted, directly or indirectly, to the Company. For purposes hereof and elsewhere in this Agreement, "Affiliate" means a person or entity that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

2.9       Balance Sheet. Attached hereto as Schedule 2.9 is the unaudited
          -------------
      balance sheet of the Company as of June 30, 1999 (the "Balance Sheet"). The Balance Sheet is in accordance with the books and records of the Company and is true, correct, and complete, fairly presents in all material respects the financial position of the Company for the period then ended, subject to normally recurring year-end adjustments, and, to the knowledge of the Company, was prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied.

2.10      Intellectual Property. The Company owns a valid right, title,
          ---------------------
      interest or license in and to the intellectual property set forth on
      Schedule 2.10, which includes, but is not limited to, all patents, copyrights, common law copyrights, trade name, trademark, service mark, trade secret, technology, know-how or process or any other intangible property rights of the Company ("Intellectual Property"). Except as set forth on Schedule 2.10, there are no claims pending or, to the best knowledge of the Company, threatened against the Company regarding any claim or infringement of any Intellectual Property belonging to any other person, firm or corporation and neither the Company nor the Principal Shareholders have received any written notice or other indication of any claim of any such infringement. The Company owns, or holds valid licenses or other rights (all of which are accurately listed on Schedule 2.10 hereto) to use, all of the Intellectual Property, and any other intellectual or intangible property right, material for the operation of the business.

2.11      Title to and Adequacy of Assets and Properties. Schedule 2.11 sets
          ----------------------------------------------
      forth a correct and complete list and summary description of all of the Company's assets and properties of whatever kind (real or personal, tangible or intangible), other than any such assets or properties the replacement cost of which would be less than Five Thousand Dollars ($5,000) and which are not of material importance to the operation of the business of the Company. All facilities, equipment and other material items of tangible assets and properties owned by the Company are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of business and, to the best of the knowledge of the Company, comply in all material respects with all applicable laws, regulations and licenses which govern the use and operation thereof. Except as disclosed on Schedule 2.11, the Company has good, complete and marketable title to all of its assets and properties, free and clear of all mortgages, security interests, liens, options, pledges, equities, claims, charges, restrictions, conditions, conditional sale contracts and any other encumbrance or adverse interests of any kind or nature whatsoever (collectively, the "Liens and Encumbrances").

2.12      Material Contracts. All of the agreements, contracts, leases,
          ------------------
      licenses, instruments, commitments and understandings, written or oral, to which the Company is a party or is subject, and which is material to the Company's business as currently conducted are listed (or, in the case of oral agreements or understandings, that are described) in Schedule 2.12 attached hereto (the "Contracts"), including, without limitation, any leases under which the Company holds any leasehold interest in real property or personal property, whether tangible or intangible, that is used in or in connection with the business. Schedule 2.12 contains an accurate and complete list of the Contracts; and, except as set forth on
      Schedule 2.12, there are no other material contracts, agreements, indentures, notes, leases or other instruments or commitments, whether written or oral, to which the Company is a party or is bound. The Company has furnished to the Investor or to the Investor's legal counsel accurate and complete copies of all Contracts listed on Schedule 2.12 not already in the possession of the Investor. Each of the Contracts is a valid and binding obligation of the Company and, to the knowledge of the Company, the counterparty or counterparties thereto, is in full force and effect and is enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and general principles of equity relating to the availability of equitable remedies. There have not been any defaults by the Company or, to the best knowledge of the Company, defaults or any claims of default or claims of nonenforceability by the other party or parties, under any of the Contracts, which, individually or in the aggregate, would have or which could reasonably be expected to have a material adverse effect on the business or the Company, and there are no facts or conditions that have occurred which, with the passage of time or the giving of notice, or both, would constitute such a default under, or entitle any of the other parties to the Contracts to terminate, or accelerate the Company's payment obligations under, any of the Contracts or would cause the creation or imposition of any Lien or Encumbrance upon any of the assets or properties of the Company.

2.13      Licenses and Permits. Schedule 2.13 contains a complete, current and
          --------------------
      correct list of all material licenses, permits, certificates of need, franchises and other permits or licenses used to or in connection with the operation of the business ("Licenses and Permits") of the Company that, to the knowledge of the Company, are material to its business. The Company possesses all material licenses necessary for the present conduct of its business, including, without limitation, any and all Licenses and Permits issued by any governmental or administrative agency or body. Each of such Licenses and Permits is in full force and effect, and there are no pending or, to the knowledge of the Company, threatened claims or proceedings challenging the validity of, or seeking to revoke or discontinue, any of the Licenses or Permits. None of the transactions contemplated by this Agreement nor, to the knowledge of Company, any prior operations or history shall affect the validity of, or cause the revocation or discontinuation of any of the Licenses and Permits.

2.14      Insurance. The Company does not maintain any policies of fire,
          ---------
      liability, worker's compensation or any other forms of insurance.

2.15      Absence of Certain Changes. Since the date of the Balance Sheet, there
          --------------------------
has not been:

          (a) Any declaration or payment of dividends by the Company or any transfer of properties or assets of any kind whatsoever to any of its shareholders;

          (b) Any transaction by the Company not in the ordinary course of business;

          (c) Any material adverse change in the results of the operations, financial condition, or business of the Company;

          (d) Any damage, destruction or loss which has had or would have a material adverse effect on any of the properties, assets, business or prospects of the Company;

          (e) Except in the ordinary course of business, any sale or transfer of any properties or assets or any cancellation of any debts or claims of the Company;

          (f) Any mortgage, pledge or subjection to a Lien or Encumbrance on any of the Company's properties or assets or any occurrence of, assumption of or taking any properties or assets subject to any material liability;

          (g) Any amendment, modification or termination of any material contract or agreement to which the Company is a party or pursuant to which its properties or assets may be bound; or

          (h) To the best knowledge of the Company, the occurrence of any other event which has had or is reasonably likely to have a material adverse effect on the results of operations, financial condition, or business of the Company.

2.16      Compliance with Laws. The business of the Company has been conducted
          --------------------
      in material compliance with all applicable laws, statutes, ordinances, rules, regulations, orders and other requirements of all national governmental authorities, and of all territories, states, municipalities and other political subdivisions and agencies thereof, having jurisdiction over it, including, without limitation, all such laws, regulations, ordinances and requirements relating to antitrust, consumer protection, labor and employment, immigration, health, occupational safety, pension and securities matters, except for violations that individually, or in the aggregate, will have no material adverse effect on the business, operations or financial condition of the Company. Since the date of the Balance Sheet, the Company, none of the Company or the Principal Shareholders has received any notification of any asserted present or past failure by the Company to comply with such laws, statutes, ordinances, rules, regulations, orders or other requirements.

2.17      No Undisclosed Liabilities. There are no obligations, debts or
          --------------------------
      liabilities of any nature of the Company, whether accrued or unaccrued, contingent or absolute, direct or indirect, recorded or unrecorded, potential or realized which have or may have a material adverse effect upon the business, operations or financial condition of the Company.

2.18      Employees and Employee Benefit Plans. The Company is not bound by or
          ------------------------------------
      subject to (and none of its assets or properties are bound by or subject to) any written or oral, express or implied, contract, commitment, or arrangement with any employee pursuant to which the Company states that such employee's employment with Company is anything other than "at will." The Company does not have any collective bargaining agreement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives, or agents of the Company. The Company does not maintain or offer any employee benefit plans (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended).

2.19      Litigation. There is no pending or, to the best knowledge of the
          ----------
      Company, threatened action, suit, arbitration proceeding, investigation or inquiry before any court or governmental or administrative body or agency, or any private arbitration tribunal, against, relating to or affecting the Company or any director, officer, agent or employee of the Company in his capacity as such, or the assets, properties or business of the Company, or the transactions contemplated by this Agreement.

2.20      Brokers and Finders. None of the Company or the Principal Shareholders
          -------------------
      has engaged or authorized any broker, finder, investment banker or other third party to act on its behalf directly or indirectly, as a finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby or has consented to or acquiesced in anyone so acting, and none knows of any claim for compensation from any such broker, finder, investment banker or other third party for so acting or of any basis for such a claim.

2.21      Use of Proceeds. The Company will use the proceeds from the sale of
          ---------------
      the Shares for the construction and marketing of the Company's website.

2.22      Disclosure. The representations and warranties of the Company
          ----------
      contained herein do not contain any statement of a material fact that was untrue as of the date of this Agreement and as of the Closing Date or omits any material fact necessary to make the information contained therein, in light of the circumstances under which such information was disclosed, not misleading as of the date of this Agreement and as of the Closing Date.

3   Representations and Warranties of the Investor. As a material inducement to
    ----------------------------------------------
    the Company to enter into this Agreement, the Investor, after due inquiry and investigation, makes the representations and warranties set forth in this Section 3.

3.1       Organization; Qualification and Power. The Investor is a corporation
          -------------------------------------
      duly organized and validly existing under the laws of the State of Oregon, has all requisite corporate power and authority to carry on its business as presently contemplated to be conducted hereafter and is qualified to do business and in good standing in every jurisdiction in which the failure to so qualify or be in good standing, individually or in the aggregate, could have a material adverse effect on the Investor.

3.2       Necessary Actions; Binding Effect. The Investor has taken all
          ---------------------------------
      corporate action necessary to authorize the execution and delivery of, and the performance of its obligations under, this Agreement. This Agreement constitutes a valid and legally binding obligation of the Investor that is enforceable against the Investor in accordance with its respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and (ii) general principles of equity relating to the availability of equitable remedies (regardless of whether such agreement is sought to be enforced in a proceeding at law or in equity).

3.3       No Violations. Neither the execution and delivery of this Agreement,
          -------------
      nor the consummation of the transactions contemplated hereby, will (a) violate any provision of the Articles of Incorporation or the Bylaws of the Investor, (b) violate, or be in conflict with, or constitute a default (or any event which, with the giving of notice or lapse of time or both, would constitute a default) under any material agreement or instrument to which the Investor is a party or by which Investor is bound, or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation of any court or governmental authority applicable to the Investor.

3.4       Preexisting Relationship with Company; Business and Financial
          -------------------------------------------------------------
      Experience. The Investor either (i) has a prior business and/or personal
      ----------
      relationship with the Company and/or its officers and directors, or (ii) by reason of its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with the Company and who are not compensated by the Company, has the capacity to protect its own interests in connection with the purchase of the Shares and has the ability to bear the economic risk (including the risk of total loss) of its investment in the Shares.

3.5       Investment Intent. The Shares of Common Stock being acquired under
          -----------------
      this Agreement are being purchased for the Investor's own account and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act"). The Investor understands that the Shares are characterized as "restricted securities" under federal securities laws in as much as the Shares are being acquired from the Company in a transaction not involving a public offering. The Investor understands that the Shares have not been registered under the 1933 Act by reason of their issuance or contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the 1933 Act, that they must be held indefinitely unless a subsequent disposition thereof is registered under the 1933 Act or is exempt from registration, and that the reliance of the Company and others on this exemption is predicated in part on the Investor's representations and warranties. The Investor understands and agrees that the stock certificate for the Shares shall have the following legend stamped or otherwise imprinted on it:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH A REGISTRATION STATEMENT UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT."

3.6       Rule 144. The Investor acknowledges that the Shares must be held
          --------
      indefinitely unless subsequently registered under the 1933 Act or unless an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the 1933 Act which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for such shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in a transaction directly with a "market maker," and the number of shares being sold during any three-month period not exceeding limitations specified in Rule 144.

3.7       No Public Market. The Investor understands that no public market now
          ----------------
      exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

3.8       Access to Data. The Investor has had an opportunity to discuss the
          --------------
      Company's business, management and financial affairs with the Company's management and the opportunity to review the Company's financial statements and obtain additional information necessary to verify the accuracy of such information furnished to it or to which it had access. The Investor has also had an opportunity to ask questions of officers of the Company which questions, if asked, were answered to its satisfaction. The Investor understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects but were not a thorough or exhaustive description.

3.9       Limited Operating History. The Investor acknowledges that the Company
          -------------------------
      was incorporated on April 30, 1999, as a new business and has a limited operating history.

3.10      Disclosure. The representations and warranties of the Investor
          ----------
      contained herein do not contain any statement of a material fact that was untrue when made or omits any material fact necessary to make the information contained therein, in light of the circumstances under which such information was disclosed, not misleading.

4     Conditions to the Closing.
      -------------------------

4.1       Conditions to Obligations of the Company. The obligations of each of
          ----------------------------------------
      the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Company's express written waiver, at or prior to the Closing, of each of the following conditions:

4.1.1          Representations and Warranties; Covenants. The representations
               -----------------------------------------
          and warranties of the Investor contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing; all the covenants contained in this Agreement to be complied with by the Investor on or before the Closing shall have been complied with in all material respects; and the Company shall have received a certificate of the Investor to such effect signed by a duly authorized officer thereof.

4.1.2          No Order.  No United States or state governmental authority or
               --------
          other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction, judgment, decree or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making such transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however, that each party hereto shall use its reasonable best efforts to oppose and/or have any such order, judgment, decree or injunction vacated and to avail itself of all rights of appeal therefor, unless it has determined, in its reasonable judgement, that such efforts would not have a substantial likelihood of success.

4.1.3          Warrant Agreement. The Company and the Investor shall have
               -----------------
          entered into the Warrant Agreement on or before the Closing Date.

4.1.4          Consent of netValue Holdings, Inc.. netValue Holdings, Inc. shall
               ----------------------------------
          have consented to the transactions contemplated by this Agreement on or before the Closing Date.

4.1.5          Closing Deliveries. The Company shall have received the closing
               ------------------
          deliveries described in Section 1.3.2.

4.2       Conditions to Obligations of the Investor. The obligations of the
          -----------------------------------------
      Investor to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or the Investor's express written waiver, at or prior to the Closing, of each of the following conditions:

4.2.1          Representations and Warranties; Covenants. The representations
               -----------------------------------------
          and warranties of the Company contained in this Agreement shall have been true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing; all the covenants contained in this Agreement to be complied with by the Company on or before the Closing shall have been complied with in all material respects; and the Investor shall have received a certificate of the Company to such effect signed by a duly authorized officer thereof.

4.2.2          No Order.  No United States or state governmental authority or
               --------
          other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction, judgment, decree or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however, that each party hereto shall use its reasonable best efforts to oppose and/or have any such order, judgement, decree or injunction vacated and to avail itself of all right of appeal therefor, unless it has determined, in its reasonable judgment, that such efforts would not have a substantial likelihood of success.

4.2.3          Closing Deliveries. The Investor shall have received the closing
               ------------------
          deliveries described in Section 1.3.1.

5     Indemnification.
      ---------------

5.1       Indemnification by the Company. Subject to terms and conditions
          ------------------------------
      described herein, (i) the Company shall be solely and fully responsible for any breach of representations, warranties and covenants of the Company, and (ii) the Company shall defend, indemnify and hold harmless the Investor, its Affiliates and their respective officers, directors, shareholders, employees, agents, successors and assigns (the "Investor Indemnified Parties"), from and against any and all claims, demands, damages, liabilities, losses, costs, interests, penalties and expenses (including attorneys' fees) of any kind or nature whatsoever ("Claims and Damages") which may be asserted against, or sustained or incurred by the Investor Indemnified Parties or any of them, as a result of (i) any facts, circumstances, events or conditions the existence or happening of which constitutes a material breach of or inaccuracy in any of the representations or warranties of any of the Company contained in this Agreement or any certificates delivered hereunder by or on behalf of the Company; and (ii) any material breach or default by any of the Company of any of the covenants contained in this Agreement.

5.2       Indemnification by the Investor. The Investor hereby agrees that it
          -------------------------------
      will indemnify and hold harmless the Company and its successors and assigns (collectively, the "Contributing Indemnified Parties") from and against any and all Claims and Damages (as defined above) that arise in connection with or out of (i) any facts, circumstances, events or conditions the existence or happening of which constitutes a material breach of or inaccuracy of the representations and warranties of the Investor contained in this Agreement and (ii) any material breach or default by the Investor of its covenants or agreements contained in this Agreement.

5.3       Defense of Claims. The Company and the Investor (individually, an
          -----------------
      "Indemnitor") shall have the right, exercisable in the Indemnitor's sole discretion and at the Indemnitor's cost, on behalf of the Investor Indemnified Parties or the Contributing Indemnified Parties, as the case may be (collectively, the "Investor Indemnified Parties" and the Contributing Indemnifying Parties and referred to as the "Indemnified Parties") to select counsel to defend, conduct the defense of and prosecute, settle, compromise or otherwise dispose of, any suit or action in which any Indemnified Party is named as a defendant or is otherwise included as a party and for which the Indemnitor has the obligation to indemnify under this Section 5. If the Indemnitor elects not to defend such suit or action, the Indemnitor shall so notify the Indemnified Parties within a reasonable time after making such election and the Indemnified Parties shall be entitled to engage their own counsel at the Indemnitor's cost. The Indemnified Parties and the Indemnitor shall use their respective good faith efforts to inform and notify one another of the status of any such suits or actions.

6     Right of First Refusal.
      ----------------------

6.1       Pro Rata Right. The Company hereby grants to the Investor the right of
          --------------
      first refusal to purchase, pro rata, all New Securities (as defined in Section 6.2) which the Company may, from time to time, propose to issue, sell or exchange. The Investor's pro rata share, for purposes of this right of first refusal, is the ratio (a) the numerator of which is the number of shares of Common Stock held by the Investor, on the date of the Company's written notice pursuant to Section 6.3; and (b) the denominator of which is the total number of shares of Common Stock then outstanding and issuable upon exercise and conversion of all outstanding options, warrants, rights and convertible securities.

6.2       Definition. "New Securities" shall mean any capital stock (including
          ----------
      the Common Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase, subscribe for or otherwise acquire capital stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for capital stock the issuance of which will result in a post-issuance valuation of the Company equal to or less than Four Million Dollars ($4,000,000); provided that the term "New Securities" does not include (i) securities issued pursuant to the acquisition of another entity by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company owns more than fifty percent (50%) of the voting power of such entity;
      (ii) securities issued pursuant to the acquisition of the Company by another entity by merger, purchase of substantially all the assets or other reorganization whereby the shareholders of the Company immediately prior to such acquisition own immediately after such acquisition less than fifty percent (50%) of the voting power of such entity; (iii) any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have any equity features, including warrants, options, or other rights to purchase capital stock, and are not convertible into capital stock of the Company (but excluding warrants, options, or other such rights granted in connection with licensing agreements, equipment lease financings, and other similar financing transactions where the Board of Directors of the Company determines the grant thereof to be in the best interests of the Company); (iv) shares of Common Stock (including options to purchase Common Stock) issued to employees, consultants or directors of, or other persons with important business relationships with, the Company pursuant to any stock option plan or stock purchase or stock bonus agreement or arrangement approved by the Board of Directors of the Company; (v) securities issued pursuant to any stock dividend, stock split, combination or other reclassification by the Company of any of its capital stock; (vi) securities offered pursuant to an initial public offering of any class of capital stock of the Company; or (vii) the sale of the Investor's Shares.

6.3       Required Notices. In the event the Company proposes to undertake an
          ----------------
      issuance of New Securities, it shall give the Investor written notice, pursuant to the provisions of Section 8.2 hereof, of the proposed issuance, describing the type of New Securities (including a brief description of the rights, preferences and privileges thereof), the number of New Securities proposed to be issued, the proposed issuance date, the price and the general terms upon which the Company proposes to issue the same. The Investor shall have twenty (20) days from the date of receipt (the "Purchase Period") of any such notice to agree to purchase its pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

6.4       Company's Right to Sell. In the event the Investor fails to exercise
          -----------------------
      fully the right of first refusal within the twenty (20) day period, the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety (90) days from the date of such agreement) to sell the New Securities not purchased by the Investor (the "Available New Securities") at a price and upon general terms no more favorable in any material respect to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold within such ninety (90) day period or entered into an agreement to sell the Available New Securities within such ninety (90) day period (or sold and issued the Available New Securities in accordance with the foregoing within ninety
      (90) days from the date of such agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Investor in the manner provided in this section.

7     Covenants of the Company.
      ------------------------

          (a) So long as the Investor or any successor-in-interest holds at least ten percent (10%) of the issued and outstanding capital stock of the Company on an as-converted to Common Stock basis:

               (i) The Company shall furnish to the Investor or any successor-in-interest such information regarding the Company and its shareholders as the Investor or any successor-in-interest may reasonably request from time to time in order to permit them to comply with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any applicable state securities laws in connection with the preparation and filing of any registration statements and reports thereunder, including without limitation business descriptions, capitalizations schedules, and product updates.

               (ii) The Company shall deliver to the Investor or any successor-in-interest such monthly, quarterly and annual financial statements as the Company may prepare or have prepared from time to time after the date hereof and as soon as reasonably possible after their preparation.

               (iii) The Company shall permit the Investor or any successor-in-interest at its expense to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with the Company's officers and accountants.

          (b) So long as the Investor or any successor-in-interest holds at least twenty-five percent (25%) of the issued and outstanding capital stock of the Company on an as-converted to Common Stock basis:

               (i) The Company shall not, without the consent of the Investor, which consent shall not be unreasonably withheld or delayed, sell, lease, transfer, convey or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary of the Company), effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of or otherwise liquidate and dissolve the Company.

               (ii) The Company shall not declare or pay any dividends, either in cash or other property without the consent of the Investor, which consent shall not be unreasonably withheld or delayed.

               (iii) The Board of Directors of the Company shall approve the compensation payable or to become payable to any of the Company's officers, directors and executive employees or any increase in such compensation.

8.        Deliverables. So long as the Investor or any successor-in-interest
          ------------
      holds at least one million five hundred thousand (1,500,000) Shares of Common Stock of the Company, the Investor shall use its reasonable best efforts to provide to the Company that the deliverables described in Douglas B. Spink's letter to Travis S. Bowie dated May 27, 1999 and attached hereto as Schedule 8.

9.        Survival of Representations and Warranties. The respective
          ------------------------------------------
      representations and warranties of the parties contained herein or in any certificates or the documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto and shall survive the Closing for a period of two years. Any covenants of any party hereto which requires performance by such party subsequent to the date hereof, such as, but not limited to, the indemnification covenants set forth in Section 5 hereof, shall survive the execution and delivery of this Agreement and the consummation of the other transactions contemplated hereby until such covenants have been fully discharged by performance thereof in accordance with the applicable terms and provisions of this Agreement.

10.       Miscellaneous.
          -------------

10.1        Office Space. The Investor agrees to make available to the Company
            ------------
      office space located in the San Francisco Bay area, California of the Investor or netValue Holdings, Inc. for a period of one (1) year after the date of this Agreement.

10.2        Expenses. Each party shall each bear its own expenses in connection
            --------
      with the transactions contemplated by this Agreement, including the fees of attorneys, accountants, advisors, brokers, investment bankers and other representatives.

10.3        Notices. Any notice, consent, authorization or other communication
            -------
      to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile transmission with receipt acknowledged by the addressee or three (3) days after being mailed by first class mail, or the next business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, charges and postage prepaid, properly addressed to the party to receive such notice at the following address for such party (or at such other address as shall be specified by a like notice):

          If to the Company, to:   College411.com, Inc.
                                   1085 Mission Street
                                   San Francisco, California 94303
                                   Telephone:  (415) 934-1400 ext. 232
                                   Facsimile:  (415) 934-1411

          with copies to:          Herbert P. Fockler
                                   Wilson Sonsini Goodrich & Rosati
                                   650 Page Mill Road
                                   Palo Alto, California 94304
                                   Telephone:  (650) 493-9300
                                   Facsimile:  (650) 493-6811

          If to the Investor:      Strategicus Partners, Inc.
                                   15455 N.W. Greenbrier Parkway, #210
                                   Beaverton, Oregon 97006
                                   Telephone:  (800) 893-8894
                                   Facsimile:  (800) 893-8895

          with copies to:          David R. Ludwig
                                   Farleigh, Wada & Witt, P.C.
                                   121 S.W. Morrison Street, Suite 600
                                   Portland, Oregon 97204
                                   Telephone:  (503) 228-6044
                                   Facsimile:  (503) 228-1741

10.4      Counterparts. This Agreement may be executed in any number of
          ------------
      counterparts, each of which shall be an original, and all of which together shall constitute but one and the same instrument.

10.5      Entire Agreement. Unless otherwise specifically agreed in writing,
          ----------------
      this Agreement and the schedules and exhibits attached hereto represent the entire understanding of the parties with reference to the transactions set forth herein, and supersede all prior representations, warranties, understandings and agreements heretofore made by the parties, and neither this Agreement nor any provisions hereof may be amended, waived, modified or discharged except by an agreement in writing signed by the party against whom the enforcement of any amendment, waiver, change or discharge is sought.

10.6      Binding Agreement. This Agreement shall be binding upon and inure to
          -----------------
      the benefit of the parties hereto and their respective heirs, successors and assigns.

10.7      Parties in Interest. Nothing in this Agreement, whether express or
          -------------------
      implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

10.8      Governing Law. This Agreement is deemed to have been made in the State
          -------------
      of Oregon, and its interpretation, its construction and the remedies for its enforcement or breach are to be applied pursuant to, and in accordance with, the laws of the State of Oregon as such apply to contracts made and to be performed in that state.

10.9      Severability; Construction. In the event any provision hereof is
          --------------------------
      determined to be invalid or unenforceable, the remaining provisions hereof shall be deemed severable therefrom and shall remain in full force and effect. Words and phrases defined in the plural shall also be used in the singular and vice versa and be construed in the plural or singular as appropriate and apparent in the context used.

10.10     Assignment. The Investor may assign this Agreement and may assign or
          ----------
      transfer all or any part of the Shares to its Affiliates provided that the Investor complies with the provisions of the 1933 Act and applicable state securities laws in respect to the transfer of any of the Shares. The Company and the Principal Shareholders shall not assign this Agreement or any rights hereunder or delegate any duties hereunder. Any attempted or purported assignment or delegation in violation of the proceedings shall be void.

10.11     Arbitration. All disputes between the parties hereto shall be
          -----------
      determined solely and exclusively by arbitration in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, or any successors hereto ("AAA"), in San Francisco County, California unless the parties otherwise agree in writing. The parties shall jointly select an arbitrator. In the event the parties fail to agree upon an arbitrator within ten (10) days, then each party shall select an arbitrator and such arbitrators shall then select a third arbitrator to serve as the sole arbitrator; provided, that if either party, in such event, fails to select an arbitrator within seven (7) days, such arbitrator shall be selected by the AAA upon application of either party. Judgment upon the award of the agreed upon arbitrator or the so chosen third arbitrator, as the case may be, shall be binding and shall be entered into by a court of competent jurisdiction.

10.12     Attorneys' Fees. In the event of any action at law or in equity in
          ---------------
      relation to this Agreement, the prevailing party in such action or suit shall be entitled to receive its reasonable attorneys' fees and all other costs and expenses of such action or suit.

10.13     Facsimile Signatures. Facsimile transmissions of any signed original
          --------------------
      document, and retransmission of any signed facsimile transmission, shall be the same as delivery of an original. At the request of either party, the parties shall confirm facsimile transmitted signatures by signing an original document.

                           [SIGNATURE PAGE FOLLOWS.]

              [SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT]

      IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first written above.

                                COMPANY:

                                COLLEGE411.COM, INC.


                                By: /s/ Travis S. Bowie
                                   -------------------------------------
                                Its:    Chief Executive Officer
                                    ------------------------------------


                          [SIGNATURE PAGE CONTINUES]

              [SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT]

                               INVESTOR:

                               STRATEGICUS PARTNERS, INC.


                               By:  /s/ Douglas B. Spink
                                   --------------------------------------
                               Its: President
                                   --------------------------------------

                               SCHEDULE 1.3.1(c)

                           FORM OF WARRANT AGREEMENT
                           -------------------------

      See attached.

                                  SCHEDULE 2

                            SCHEDULE OF EXCEPTIONS
                            ----------------------

  The following are the exceptions to the representations and warranties of College411.com, Inc., a Delaware corporation (the "Company"), set forth in
Section 2 of that certain Common Stock Purchase Agreement (the "Agreement") dated as of July 28, 1999, by and between the Company and Strategicus Partners, Inc., an Oregon corporation (the "Investor") to which this is an exhibit. All capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Agreement. The section numbers below correspond to the section numbers in the Agreement. Anything disclosed under a section specified below that is clearly applicable to any other section is deemed to be disclosed with regard to such other sections.

2.5   Authorization and Approvals.
      ---------------------------

  Upon signing the Agreement, the Company will file a Notice of Transaction pursuant to California Corporations Code Section 25102(f) with the California Commissioner of Corporations.

2.10  Intellectual Property.
      ---------------------

  The Company is in the process of registering the trademark "COLLEGE411.COM."

  The Company has signed invention assignment agreements with each of its employees and consultants in order to ensure that the Company owns the College411.com website at www.college411.com (the "Company Website").

  Peter Morrow, a former product manager of the Company, provided certain content for the Company Website consisting primarily of a directory of third-party websites. Pursuant to an Intellectual Property Assignment Agreement by and between the Company and Mr. Morrow dated as of July 20, 1999 (a copy of which has been provided to the Investor's legal counsel) (the "Assignment Agreement"), Mr. Morrow has assigned to the Company all intellectual property he has created and/or developed for and on behalf of the Company, subject to the exception described in Exhibit A to the Assignment Agreement.

  The Company has entered into "associate" agreements with entities such as Amazon.com, Inc., pursuant to which the Company is permitted by the counterparty to provide links to one or more of the counterparty's web pages and is granted a license to use certain intellectual property (such as the counterparty's corporate logo or copyrighted text).

  In addition to the above agreements, the Company has licensed from third parties widely available software products pursuant to shrinkwrap license agreements.

2.11  Title and Adequacy of Assets and Property.
      -----------------------------------------

  The Company Website.

  The Company owns four Dell desktop computers and one Dell laptop computer purchased for approximately $8,000.

2.12      Material Contracts.
          ------------------

  Sublease Agreement by and between the Company and the Investor (or an affiliate of the Investor).

  Restricted Stock Purchase Agreement by and between the Company and Dylan C. Vaughn dated as of June 1, 1999.

  Restricted Stock Purchase Agreement by and between the Company and Travis S. Bowie dated as of June 1, 1999.

  There are no other contracts that are, to the best of the Company's knowledge, material to the Company's operations.

2.13      Licenses and Permits.
          --------------------

  Disclosure relating to Licenses and Permits in Section 2.10 above is incorporated by reference hereto.

  The Company was incorporated in the State of Delaware and is in good standing with the State of Delaware.

  The Company is qualified to conduct business as a foreign corporation in the State of California and is in good standing with the State of California.

2.15      Absence of Certain Changes
          --------------------------

  Peter T. Morrow, a former product manager of the Company, left the Company in June 1997.

2.16      Compliance with Laws.
          --------------------

  The Company was incorporated on April 30, 1999 and has minimal capital resources. Consequently, the Company does not currently have the resources to ensure compliance with antitrust, consumer protection, labor and employment, immigration, health, occupational safety and pension laws, statutes, ordinances, rules, regulations, orders and other requirements.

2.20      Brokers and Finders.
          -------------------

  The Company intends to grant Darr Aley and Stephen George, who the Company understands are officers of the Investor, options to purchase 50,000 and 37,500 shares of Common Stock, respectively.

                                 SCHEDULE 2.9

                                 BALANCE SHEET
                                 -------------


See attached.

                                 SCHEDULE 2.10

                             INTELLECTUAL PROPERTY
                             ---------------------

      The Company is in the process of registering the trademark
"COLLEGE411.COM."

      The Company has signed invention assignment agreements with each of its employees and consultants in order to ensure that the Company owns the College411.com website at www.college411.com (the "Company Website").

      Peter Morrow, a former product manager of the Company, provided certain content for the Company Website consisting primarily of a directory of third-party websites. Pursuant to an Intellectual Property Assignment Agreement by and between the Company and Mr. Morrow dated as of July 20, 1999 (a copy of which has been provided to the Investor's legal counsel) (the "Assignment Agreement"), Mr. Morrow has assigned to the Company all intellectual property he has created and/or developed for and on behalf of the Company, subject to the exception described in Exhibit A to the Assignment Agreement.

      The Company has entered into "associate" agreements with entities such as Amazon.com, Inc., pursuant to which the Company is permitted by the counterparty to provide links to one or more of the counterparty's web pages and is granted a license to use certain intellectual property (such as the counterparty's corporate logo or copyrighted text).

      In addition to the above agreements, the Company has licensed from third parties widely available software products pursuant to shrinkwrap license agreements.

                                 SCHEDULE 2.11

                             ASSETS AND PROPERTIES
                             ---------------------


      The Company Website.

      The Company owns four Dell desktop computers and one Dell laptop computer purchased for approximately $8,000.

                                 SCHEDULE 2.12

                              MATERIAL CONTRACTS
                              ------------------

      Sublease Agreement by and between the Company and the Investor (or an affiliate of the Investor).

      Restricted Stock Purchase Agreement by and between the Company and Dylan
C. Vaughn dated as of June 1, 1999.

      Restricted Stock Purchase Agreement by and between the Company and Travis
S. Bowie dated as of June 1, 1999.

      There are no other contracts that are, to the best of the Company's knowledge, material to the Company's operations.

                                 SCHEDULE 2.13

                             LICENSES AND PERMITS
                             --------------------


      Disclosure relating to Licenses and Permits in Schedule 2.10 above is incorporated by reference hereto.

      The Company was incorporated in the State of Delaware and is in good standing with the State of Delaware.

      The Company is qualified to conduct business as a foreign corporation in California and is in good standing with the State of Delaware.

                                   SCHEDULE 8

                                  DELIVERABLES
                                  ------------


      See attached.